UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): May 20, 2026

BECTON, DICKINSON AND COMPANY
(Exact name of registrant as specified in its charter)

New Jersey	001-4802	22-0760120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive, Franklin Lakes, New Jersey	07417-1880
(Address of principal executive offices)	(Zip Code)

(201) 847-6800
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common stock, par value $1.00	BDX	NYSE
1.900% Notes due December 15, 2026	BDX26	NYSE
1.208% Notes due June 4, 2026	BDX/26A	NYSE
1.213% Notes due February 12, 2036	BDX/36	NYSE
3.855% Notes due May 20, 2033	BDX/33A	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Subsidiary Notes Offering

On May 20, 2026, Becton Dickinson Euro Finance S.à r.l., a private limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (“Becton Finance”) and an indirect, wholly-owned subsidiary of Becton, Dickinson and Company (“BD”), issued €600,000,000 aggregate principal amount of its 3.855% Notes due 2033 (the “Becton Finance Notes”) in an underwritten public offering.

Indenture and Supplemental Indenture

The Becton Finance Notes were issued pursuant to the indenture, dated May 17, 2019, among Becton Finance, as issuer, BD, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Becton Finance Base Indenture”), as amended and supplemented by the Sixth Supplemental Indenture thereto, dated as of May 20, 2026 (the “Becton Finance Sixth Supplemental Indenture” and, together with the Becton Finance Base Indenture, the “Becton Finance Indenture”).

The Becton Finance Notes are fully and unconditionally guaranteed on a senior unsecured basis by BD.

Becton Finance may, at its option, redeem the Becton Finance Notes, in whole or in part, at any time and from time to time prior to February 20, 2033 (three months prior to the maturity date of the Becton Finance Notes) at a redemption price equal to the greater of (a) 100% of the principal amount to be redeemed and (b) the sum of the present values of the remaining scheduled payments on the Becton Finance Notes being redeemed, discounting such payments to the redemption date on an annual basis (ACTUAL/ACTUAL (ICMA)) at the applicable comparable government bond rate, plus 15 basis points, plus accrued and unpaid interest, to but excluding the date of redemption on the principal balance of the Becton Finance Notes being redeemed. At any time on or after February 20, 2033, the Becton Finance Notes will be redeemable at Becton Finance’s option, in whole or in part, at any time and from time to time at a redemption price equal to 100% of the principal amount of the Becton Finance Notes to be redeemed, plus accrued and unpaid interest hereon to, but excluding, the redemption date.

Becton Finance or, in the case of its guarantee, BD, will, subject to certain exceptions and limitations set forth in the BD Finance Sixth Supplemental Indenture, pay as additional interest on the Becton Finance Notes such additional amounts as are necessary in order that the net payment by Becton Finance of the principal of and interest on each of the Becton Finance Notes to a holder after withholding or deduction solely with respect to any present or future tax, assessment or other governmental charge imposed by Luxembourg, the United States, or any other jurisdiction in which Becton Finance or BD or, in each case, any successor thereof, may be organized, as applicable, or any political subdivision thereof or therein having the power to tax (a “Taxing Jurisdiction”), will not be less than the amount provided in the Becton Finance Notes to be then due and payable. If, as a result of any change in, or amendment to, the tax laws of a Taxing Jurisdiction, or an official interpretation thereof, Becton Finance becomes or, based upon a written opinion of independent counsel selected by Becton Finance, will become obligated to pay such additional amounts with respect to the Becton Finance Notes, Becton Finance may at any time at its option redeem, in whole, but not in part, the Becton Finance Notes at 100% of the principal amount plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.

If a Change of Control Triggering Event (as defined in the Becton Finance Sixth Supplemental Indenture) occurs with respect to the Becton Finance Notes, unless Becton Finance has exercised its right to redeem the Becton Finance Notes as described above, Becton Finance will be required to make an offer to each holder of outstanding Becton Finance Notes to repurchase all or any portion (equal to €1,000 or an integral multiple of €1,000 in excess thereof) of that holder’s Becton Finance Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to, but excluding, the date of purchase, subject to the rights of holders of such Becton Finance Notes on the relevant record date to receive interest due on the relevant interest payment date.

Each of the following constitutes an event of default under the Becton Finance Indenture with respect to the Becton Finance Notes: (1) failure to pay any installment of interest on the Becton Finance Notes when due and payable, continued for 30 days; (2) failure to pay the principal when due of the Becton Finance Notes, whether at stated maturity or otherwise; (3) failure to observe or perform any other covenants, conditions or agreements of Becton Finance or BD with respect to the Becton Finance Notes for 60 days after Becton Finance receives notice of such failure; (4) certain events of bankruptcy, insolvency or reorganization of Becton Finance or BD; or (5) BD’s guarantee ceases to be in full force and effect. If an event of default occurs, the principal amount of the Becton Finance Notes may be accelerated pursuant to the Becton Finance Indenture.

The Becton Finance Indenture includes requirements that must be met if Becton Finance or BD consolidates or merges with, or sells all or substantially all of their respective assets to, another entity. The Becton Finance Indenture also contains certain restrictive covenants with respect to Becton Finance, BD and its restricted subsidiaries, including a limitation on liens, a restriction on sale and leasebacks and a restriction on Becton Finance’s activities that are inconsistent with its designation as a finance subsidiary.

The foregoing summary is qualified in its entirety by reference to the text of the Becton Finance Base Indenture, a copy of which is incorporated by reference herein from Exhibit 4.7 to BD’s Post-Effective Amendment to the Registration Statement on Form S-3 filed on May 17, 2019, the Becton Finance Sixth Supplemental Indenture, a copy of which is filed herewith as Exhibit 4.1, and the Form of 3.855% Notes due 2033, a copy of which is filed herewith as Exhibit 4.2.

BD and Becton Finance expect to use the net proceeds from the Becton Finance Offering, together with cash on hand, to repay the entire aggregate principal amount outstanding of Becton Finance’s 1.208% Notes due June 4, 2026, and to pay accrued interest, fees and expenses in connection therewith, with any remaining net proceeds to be used for general corporate purposes.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

4.1
Sixth Supplemental Indenture, dated as of May 20, 2026, among Becton Dickinson Euro Finance S.à r.l., as issuer, Becton, Dickinson and Company, as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Form of 3.855% Notes due May 20, 2033 of Becton Dickinson Euro Finance S.à r.l.
5.1	Opinion of Stephanie Kelly, Chief Securities and Governance Counsel, Corporate Secretary of Becton, Dickinson and Company, relating to the Becton Finance Notes.
5.2	Opinion of Loyens & Loeff Luxembourg S.à r.l., relating to the Becton Finance Notes.
5.3	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP, relating to the Becton Finance Notes.
23.1	Consent of Stephanie Kelly, Chief Securities and Governance Counsel, Corporate Secretary of Becton, Dickinson and Company (included as part of Exhibit 5.1).
23.2	Consent of Loyens & Loeff Luxembourg S.à r.l. (included as part of Exhibit 5.2).
23.3	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included as part of Exhibit 5.3).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY	(Registrant)

By:	/s/ Stephanie Kelly
Stephanie Kelly
Chief Securities and Governance Counsel and Corporate Secretary

Date: May 20, 2026